FIDUCIARY/CLAYMORE MLP OPPORTUNITY FUND

POWER OF ATTORNEY

That each of the undersigned officers and trustees of Fiduciary/Claymore MLP Opportunity Fund, a statutory trust formed under the laws of the State of Delaware (the “Trust”), do constitute and appoint Kevin M. Robinson, Mark E. Mathiasen, Elizabeth H. Hudson and Melissa J. Nguyen, each as true and lawful attorney and agent, with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or trustee, a Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Trust pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”) and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration or offering of the Trust’s common shares of beneficial interest, par value $.01 per share; granting to such attorney and agent full power of substitution and revocation in the premises; and ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 18th day of October 2010.

/s/ Kevin M. Robinson
               Kevin M. Robinson
                               Chief Executive Officer

/s/ Bruce Albelda
               Bruce Albelda
                                               Interim Chief Financial Officer, Interim Chief
                                             Accounting Officer and Interim Treasurer

/s/ Randall C. Barnes
               Randall C. Barnes
                              Trustee

/s/ Joseph E. Gallagher, Jr.
Joseph E. Gallagher, Jr.
Trustee

/s/ Howard Kaplan
Howard Kaplan
Trustee

/s/ Robert B. Karn III
Robert B. Karn III
Trustee

/s/ Ronald A. Nyberg
Ronald A. Nyberg
Trustee

/s/ John M. Roeder
John M. Roeder
Trustee

/s/ Ronald E. Toupin, Jr.
Ronald E. Toupin, Jr.
Trustee

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